UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2011

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Kensey Nash Corporation (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 13, 2011 (the “Original Filing”), in which the Company disclosed the voting results of each of the proposals considered at the Annual Meeting of the Company’s stockholders held on December 7, 2011 (the “Annual Meeting”). The sole purpose of this Form 8-K/A is to disclose the Company’s decision regarding how frequently the Company will conduct future stockholder advisory votes on the compensation of the Company’s named executive officers. Except as described above and set forth herein, no modifications have been made to information contained in the Original Filing, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Form 8-K. Accordingly, this Form 8-K/A should be read in conjunction with the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, at the Annual Meeting, the Company conducted a non-binding advisory vote on the frequency of future non-binding advisory votes by stockholders on the compensation of the Company’s named executive officers. The Board of Directors of the Company (the “Board”) recommended to the Company’s stockholders that they vote, and the Company’s stockholders cast over 85% of their votes, in favor of the Company’s holding future non-binding advisory votes on the compensation of the Company’s named executive officers on an annual basis. In light of this result and other factors considered by the Board, the Board has determined that the Company will hold an annual non-binding advisory vote by the stockholders on the compensation of the Company’s named executive officers until the next required vote on the frequency of stockholder votes on the compensation of its named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano
Michael Celano
Chief Financial Officer

Date: April 25, 2012